Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 6, 2020, relating to the financial statements of Check-Cap Ltd. appearing in the annual filing on Form 20-F for the year ended December 31, 2019.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
May 20, 2020